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                            HOMETOWN BANCSHARES, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                            __________________, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints _____________________, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Hometown Bancshares, Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held at __________________, Indiana, on _____________, ________ __, 2003, at __:__ _.m.,
local time, and at any and all adjournments of the special meeting, as follows:

         Approval of the Agreement and Plan of Merger dated as of September 25, 2002 and the related Plan of Merger, pursuant to which Hometown Bancshares, Inc. will merge with and into First Capital, Inc. and each outstanding share of common stock of Hometown Bancshares, Inc. will be converted into the right to receive, at the election of the holder, either shares of common stock of First Capital, Inc. or cash, all on and subject to the conditions contained in the Agreement and Plan of Merger.

                      FOR          AGAINST          ABSTAIN
                      ---          -------          -------

                      [_]            [_]              [_]

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournment or postponement thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

         Should the undersigned be present and elect to vote in person at the special meeting or at any adjournment of the special meeting and after notification to the Secretary of Hometown Bancshares, Inc. at the special meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified this proxy will be voted for the approval of the Agreement and Plan of Merger. Presently, the board of directors knows of no other business to be presented at the special meeting.

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         The undersigned acknowledges receipt from Hometown Bancshares, Inc.
before the execution of this proxy of the notice of special meeting of stockholders and the proxy statement for the special meeting of stockholders.

Dated:_________________________



____________________________                ____________________________
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



____________________________                ____________________________
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.